Execution Copy








                                             STOCK PURCHASE AGREEMENT

                                                       AMONG

                                              KEY ENERGY GROUP, INC.,

                                               ED HITT, HELEN HITT,

                                                MICHAEL E. THOMPSON

                                                        AND

                                                EDWARD MONROE, JR.









                                           Dated as of December 2, 1996

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                                             STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of December 2, 1996 by and among Key Energy Group, Inc., a Maryland corporation ("Key"), Ed Hitt ("Ed"), Helen Hitt ("Helen"), Michael E. Thompson ("Michael") and Edward Monroe, Jr. ("Edward"). Ed, Helen, Michael and Edward are referred to individually herein as a "Shareholder" and collectively herein as the "Shareholders."


                                       WITNESSETH                            :

         WHEREAS, Key is a corporation duly organized and validly existing under the laws of the State of Maryland, with its principal executive offices at Two Tower Center, Tenth Floor, East Brunswick, New Jersey 08816; and

     WHEREAS, Hitwell Surveys, Inc. ("Hitwell") is a corporation duly organized and validly existing under the laws of the State of West Virginia, with its principal executive offices at Burnthouse Road, Parkersburg, West Virginia 26102; and

         WHEREAS, the Shareholders own 112 shares (the "Hitwell Shares") of common stock, par value $1.00 per share, of Hitwell ("Hitwell Common Stock"), which constitutes all of the issued and outstanding shares of capital stock of Hitwell; and

         WHEREAS, the Shareholders desire to sell to Key and Key desires to purchase from the Shareholders all of the issued and outstanding capital stock of Hitwell.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                                     ARTICLE 1

                                                 PURCHASE AND SALE

         1.1. Purchase and Sale of Hitwell Shares. Subject to the terms and conditions of this Agreement, on the date hereof, the Shareholders agree to sell and convey to Key, free and clear of all Encumbrances (as defined in Section
2.1.8.1 hereof), and Key agrees to purchase and accept from the Shareholders, all of the Hitwell Shares. In consideration of the sale of the Hitwell Shares, Key shall (i) execute and deliver to the Shareholders that certain promissory note of even date herewith in the original principal amount of $1,300,000 made by Key payable to the Shareholders (the "Key Note") and (ii) pay to the Shareholders the Cash Adjustment Payment (as defined in Section 1.3 hereof), if any, in accordance with Section 1.3 hereof.

     1.2. Delivery of Hitwell Certificates. The Shareholders shall deliver to Key on the date hereof duly and validly issued certificate(s) representing all of the Hitwell Shares, each such certificate

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having been duly endorsed in blank and in good form for transfer or  accompanied by stock powers duly executed in blank, sufficient and in good form to properly transfer such shares to Key.

         1.3 Adjustment of Purchase Price. The Shareholders shall cause to be prepared and delivered to Key (i) a balance sheet of Hitwell as of the date hereof (the "Final Balance Sheet") within thirty (30) days after the date hereof and (ii), to the extent requested by any party hereto, a supplemental written report of the appraiser referred to in items (3) and (4) below. Key and the Shareholders shall jointly review the Final Balance Sheet and such supplemental report, endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination thereof within 60 days from the date hereof. Within 10 days of reaching such final determination, the following adjusting payments shall be made:

                  (1) If the Final Net Current Asset Valuation (defined below) exceeds $8,347, Key shall pay to the Shareholders the amount of such excess (the "Cash Adjustment Payment").

                  (2) If the Final Net Current Asset Valuation is less than $8,347, the Shareholders shall pay to Key the amount of such difference.

                  (3) If Hitwell transfers any items of operational equipment (other than equipment sold to Key prior to the date hereof) listed in that certain Superior Auction Appraisal report dated August 6, 1996, a copy of which is attached hereto as Schedule 1.3 (the "Appraisal"), after the date thereof which have an aggregate value as reported in the Appraisal of at least $10,000, or if any items of operational equipment (other than equipment sold to Key prior to the date hereof) listed in the Appraisal in the aggregate suffer deterioration (other than ordinary wear and tear) after the date of the Appraisal which reduces the value of such items by at least $10,000 as determined and reported in writing by the appraiser that prepared the Appraisal, the Shareholders shall pay to Key the amount of such aggregate value.

                  (4) If Hitwell acquires any items of operational equipment after the date of the Appraisal which have an aggregate value of at least $10,000 as determined and reported in writing by the appraiser that prepared the Appraisal, or if Hitwell makes improvements to any items of operational equipment (other than equipment sold to Key prior to the date hereof) listed in the Appraisal which increases the aggregate value of such items by at least $10,000 as determined and reported in writing by the appraiser that prepared the Appraisal, Key shall pay to the Shareholders the amount of such aggregate value.

         The term "Final Net Current Asset Valuation" means the dollar value of the amount by which the Current Assets (defined below) exceed the Total Liabilities (defined below) on the Final Balance

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Sheet. The term "Current Assets" means the aggregate of the following line items shown on the Final Balance Sheet: "cash", "accounts receivable", "employees receivable", "prepaid insurance", "deposits-utilities" and "worker's comp"
(where such line item shall be that amount reported by the West Virginia Worker's Compensation Commission as of September 30, 1996) and any other line item properly classified as a current asset. The term "Total Liabilities" means the following line items shown on the Final Balance Sheet: "total current liabilities" and "note payable (net of current portion)" and any other line item properly classified as a liability.

         In the event that an account receivable was not included in the calculation of the Current Assets but is later collected by Hitwell, Key shall pay to the Shareholders the amount so collected within 10 days of its receipt.



                                                     ARTICLE 2

                                          REPRESENTATIONS AND WARRANTIES
                                                  OF SHAREHOLDERS

         2.1. Representations and Warranties of the Shareholders. Each of the Shareholders jointly and severally represents and warrants to Key as follows:

                  2.1.1. Organization and Standing. Hitwell is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

                  2.1.2. Agreement Authorized and its Effect on Other Obligations. Each of the Shareholders is a resident of West Virginia, above the age of 18 years, and has the legal capacity and requisite power and authority to enter into, and perform his or her obligations under this Agreement. This Agreement is a valid and binding obligation of each of the Shareholders enforceable against each of the
         Shareholders (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally or the terms and conditions hereof. The execution, delivery and performance of this Agreement by the Shareholders will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Certificate of Incorporation or Bylaws of Hitwell or (ii) any obligation, indenture, mortgage,

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         deed of trust,  lease,  contract or other agreement to which Hitwell or any of the Shareholders is a party or by which Hitwell or any of the Shareholders or their respective properties are bound.

                  2.1.3. Capitalization. The authorized capitalization of Hitwell consists of 1,000 shares of Hitwell Common Stock, of which, as of the date hereof, 112 shares were issued and outstanding and held beneficially and of record by the Shareholders. On the date hereof, Hitwell does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Hitwell Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Hitwell Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

                  2.1.4. Ownership of Hitwell Shares. The Shareholders hold good and valid title to all of the Hitwell Shares, free and clear of all Encumbrances. The Shareholders possess full authority and legal right to sell, transfer and assign to Key the Hitwell Shares, free and clear of all Encumbrances. Upon transfer to Key by the Shareholders of the Hitwell Shares, Key will own the Hitwell Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of any of the Shareholders, threatened, against Hitwell or any of the Shareholders that concern or affect title to either the Hitwell Shares, or that seek to compel the issuance of capital stock or other securities of either Hitwell.

                  2.1.5. No Subsidiaries. There is no corporation, partnership, joint venture, business trust or other legal entity in which Hitwell, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

                  2.1.6.  Financial  Statements.  Hitwell has  delivered  to Key copies of Hitwell's unaudited balance sheet, a copy of which is attached hereto as Schedule 2.1.6 (the "6/30 Balance Sheet"), and related statements of income (collectively, the "6/30 Financial Statements"), as at and for the six months ended June 30, 1996 (the "Balance Sheet Date") and will deliver the Final Balance Sheet in accordance with Section 1.10.3 hereof. The 6/30 Financial Statements are (and the Final Balance Sheet will be) complete in all material respects. The 6/30 Financial Statements present (and the Final Balance Sheet will present) fairly the financial condition of Hitwell as at the dates and for the periods indicated. The 6/30 Financial Statements have been (and the Final Balance Sheet will be) prepared in accordance with generally accepted accounting principles applied on a consistent basis. The accounts receivable reflected in the 6/30 Balance Sheet, or which have been thereafter acquired by Hitwell, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves, which reserves are adequate. The inventories of Hitwell reflected in the 6/30 Balance Sheet, or which have thereafter been acquired by it, consist of items of a quality

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         usable and salable in the normal course of Hitwell's business,  and the values at which inventories are carried are at the lower of cost or market.

                  2.1.7. Liabilities. Except as disclosed on Schedule 2.1.7 hereto, Hitwell does not have any liabilities or obligations, either accrued, absolute or contingent, nor does any of the Shareholders have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of Hitwell, other than those (i) reflected or reserved against in the 6/30 Balance Sheet or (ii) incurred in the ordinary course of business since the Balance Sheet Date.

                  2.1.8.   Additional Hitwell Information.  Attached as Schedule
                           2.1.8 hereto are true,
         complete and correct lists of the following items:

                           2.1.8.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by Hitwell, with a description of the nature and amount of any Encumbrances (defined below) thereon. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

     2.1.8.2. Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by Hitwell with a description of the nature and amount of any Encumbrances thereon;

     2.1.8.3. Inventory. All inventory items or groups of inventory items owned by Hitwell, excluding raw materials and work in process, which raw materials and work in process are valued on the 6/30 Balance Sheet, together with the amount of any Encumbrances thereon;

                           2.1.8.4. Receivables. All accounts and notes receivable of Hitwell, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which Hitwell holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

                           2.1.8.5. Payables. All accounts and notes payable of Hitwell, together with an appropriate aging schedule;


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     2.1.8.6. Insurance. All insurance policies or bonds currently maintained by
Hitwell,  including  those  covering  Hitwell's  properties,   rigs,  machinery,
equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

     2.1.8.7. Contracts. All contracts, including leases under which Hitwell is lessor or lessee, which are to be performed in whole or in part after the date hereof;
                           2.1.8.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of Hitwell, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters that have been received with respect to such plans (collectively, "Employee Plans");

     2.1.8.9. Certain Salaries. The names and salary rates of all present employees of Hitwell, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

     2.1.8.10. Bank Accounts. The name of each bank in which Hitwell has an account and the names of all persons authorized to draw thereon; 2.1.8.11. Employee Agreements. Any collective bargaining agreements of Hitwell with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of Hitwell; 2.1.8.12. Intellectual Property. All patents, trademarks, copyrights and other intellectual property rights owned, licensed, or used by Hitwell; 2.1.8.13. Trade Names. All trade names, assumed names and fictitious names used or held by Hitwell, whether and where such names are registered and where used; 2.1.8.14. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of Hitwell relating thereto or with respect to collateral securing the same; 2.1.8.15. Guaranties. All indebtedness, liabilities and commitments of others and as to which Hitwell is a guarantor, endorser, co-maker, surety, or accommodation
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maker,  or  is  contingently  liable
therefor and all letters of credit, whether stand-by or documentary, issued by any third party; 2.1.8.16. Reserves and Accruals. All accounting reserves and accruals maintained in the 6/30 Balance Sheet; 2.1.8.17. Leases. All leases to which Hitwell is a party; and

                           2.1.8.18. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by Hitwell and all environmental audits, assessments, investigations and reviews conducted by Hitwell within the last five years on any property owned or used by Hitwell.

                  2.1.9. No Defaults. Except as is specified in Schedule 2.1.8 hereto, Hitwell is not a party to, or bound by, any contract or arrangement of any kind to be performed after the Effective Date, nor is Hitwell in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

     2.1.10.  Absence  of Certain  Changes  and  Events.  Except as set forth in
Schedule 2.1.10 hereto, other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been: 2.1.10.1. Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of Hitwell; 2.1.10.2. Property Damage. Any material damage, destruction, or loss to the business or properties of Hitwell (whether or not covered by insurance); 2.1.10.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Hitwell Common Stock, or any direct or indirect redemption, purchase or any other acquisition by Hitwell of any such stock;
2.1.10.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of Hitwell's authorized or outstanding capital stock as described in Section 2.1.3 hereof; 2.1.10.5. Labor Disputes. Any labor dispute; or 2.1.10.6. Other Material Changes. Any other event or condition known to any of the Shareholders particularly pertaining to and adversely affecting the

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                  operations,   assets  or  business  of  Hitwell   which  would
                  constitute a material adverse change.

                  2.1.11. Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Hitwell for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Hitwell; and the tax provision reflected in the 6/30 Balance Sheet is (and the tax provision reflected in the Final Balance Sheet will be) adequate, in accordance with generally accepted accounting principles, to cover liabilities of Hitwell at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to Hitwell or its assets or business. No waiver of any statute of limitations executed by Hitwell with respect to any income or other tax is in effect for any period. The income tax returns of Hitwell have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of Hitwell except for taxes not yet currently due.

                  2.1.12. Intellectual Property. Hitwell owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") that are either material to the business of Hitwell or that are necessary for the rendering of any services rendered by Hitwell and the use or sale of any equipment or products used or sold by Hitwell, including all such Intellectual Property listed in Schedule 2.1.8 hereto. The Intellectual Property is owned or licensed by Hitwell free and clear of any Encumbrance. Hitwell has not granted to any other person any license to use any Intellectual Property. Hitwell has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Hitwell of the Intellectual Property or otherwise in connection with Hitwell's operation of its business.

     2.1.13.  Title to and Condition of Assets.  Except as disclosed on Schedule
2.1.13 hereto, Hitwell has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 6/30 Balance Sheet or in Schedule 2.1.8 hereto, free and clear of any Encumbrance of any nature whatsoever, except (i) Encumbrances reflected in the 6/30 Balance Sheet or in Schedule 2.1.8 hereto, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All

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         leases  pursuant to which Hitwell leases  (whether as lessee or lessor)
         any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by Hitwell and in respect to which Hitwell has not taken adequate steps to prevent a default from occurring. The buildings and premises of Hitwell that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of Hitwell are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the best of each Shareholder's knowledge, all such assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by Hitwell or any of the Shareholders, except such as have been fully complied with.

                  2.1.14. Contracts. All contracts, leases, plans or other arrangements to which Hitwell is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of Hitwell. Hitwell is not, and to the knowledge of any of the Shareholders, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on Hitwell. None of the Shareholder has received any information which would cause such Shareholder to conclude that any customer of Hitwell will (or is likely to) cease doing business with Hitwell as a result of the consummation of the transactions contemplated hereby.

                  2.1.15. Licenses and Permits. Hitwell possesses all permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") necessary under law or otherwise for Hitwell to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used. Each of such Permits and Hitwell's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by Hitwell subject to administrative powers of regulatory agencies having jurisdiction. Hitwell is in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the knowledge of any of the Shareholders, are threatened to be, revoked, canceled, suspended or modified.

2.1.16. Litigation. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Hitwell is a party or, to the knowledge of any of the Shareholders, might become a party or which particularly

C:\34ACTREP\EXFILES\EXHIBIT.2D
                                                         9
         affects Hitwell, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of Hitwell, pending or, to the knowledge of any of the Shareholders, threatened.

                  2.1.17.  Environmental Compliance.

                           2.1.17.1. Environmental Conditions. Except as specified in the Phase I Environmental Site Audit Summary Report prepared by Special Analytical Services, Inc. Included in Item 2.1.8.18 of Schedule 2.1.8 hereto, there are no environmental conditions or circumstances, including, without limitation, the presence or release of any hazardous substance, on any property presently or previously owned by Hitwell, or on any property to which hazardous substances or waste generated by Hitwell's operations or use of its assets were disposed of, which would result in a material adverse change in the business or business prospects of Hitwell;

                           2.1.17.2. Permits, etc. Hitwell has in full force and
                  effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations, other than those that are not material to the business or operations of Hitwell, and is operating in compliance thereunder;

     2.1.17.3. Compliance. Hitwell's operations and use of its assets do not violate in any material respect any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to
(a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. ss. 2601 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 201 and ss. 300f et seq.), the Rivers and Harbors Act (33 U.S.C. ss. 401 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.) and analogous federal, interstate, state and local requirements, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"); 2.1.17.4. Past Compliance. None of the operations or assets of Hitwell has ever been conducted or used in such a manner as to constitute violation of any of the Applicable Environmental Laws, other than violations that in the aggregate are not material to the business or operations of Hitwell; C:\34ACTREP\EXFILES\EXHIBIT.2D 10

2.1.17.5. Environmental Claims. No notice has been served on Hitwell or any of the Shareholders from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action or litigation related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations, response costs or contribution under any Applicable Environmental Laws; 2.1.17.6. Renewals. None of the Shareholders knows of any reason Key would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any of the Applicable Environmental Laws to operate and use any of Hitwell's assets for their current purposes and uses; and 2.1.17.7. Asbestos and PCBs. No material amounts of friable asbestos currently exist on any property owned or operated by Hitwell, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by Hitwell in its operations or on its properties. 2.1.18. Compliance with Other Laws. Hitwell is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ss.ss.651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality. 2.1.19. No ERISA Plans or Labor Issues. Hitwell does not currently sponsor, maintain or contribute to and has not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Hitwell has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on its operations or assets. Hitwell does not have any dispute with any of its existing or former employees. There are no labor disputes or, to the knowledge of any of the Shareholders, any disputes threatened by current or former employees of Hitwell. 2.1.20. Terminated Employees. Hitwell has terminated all of its employees listed effective as of the date hereof (the "Terminated Employees"), all of which will be hired by WellTech Eastern, Inc., a wholly-owned subsidiary of Key. Hitwell has paid the Terminated Employees all wages and other compensation owed them through the date of termination and Hitwell has no further obligations with respect to any of the Terminated Employees. 2.1.21. Investigations; Litigation. No investigation or review by any governmental entity with respect to Hitwell or any of the transactions contemplated by this Agreement is pending or, to the knowledge of any of the Shareholders, threatened, nor has any C:\34ACTREP\EXFILES\EXHIBIT.2D 11 governmental  entity indicated to Hitwell an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of any of the Shareholders, threatened against or affecting Hitwell at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or business of Hitwell.
2.1.22. Absence of Certain Business Practices. Neither Hitwell nor any officer, employee or agent of Hitwell, nor any other person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of Hitwell (or to assist Hitwell in connection with any actual or proposed transaction) which (i) might subject Hitwell to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of Hitwell as reflected in the 6/30 Financial Statements, or (iii) if not continued in the future, might materially adversely effect the assets, business operations or prospects of Hitwell or which might subject Hitwell to suit or penalty in a private or governmental litigation or proceeding. 2.1.23. Untrue Statements. Hitwell and each of the Shareholders have made available to Key true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to Hitwell's assets and business, and such information covers all commitments and liabilities of Hitwell relating principally to its business or the assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect. 2.1.24. Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity other than Hitwell and the Shareholders, is required to be made or obtained by Hitwell or any of the Shareholders in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. 2.1.25. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Hitwell and the Shareholders and their counsel directly with Key and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar
payments.   C:\34ACTREP\EXFILES\EXHIBIT.2D   12
ARTICLE  3  ADDITIONAL
AGREEMENTS 3.1. Noncompetition. Except as otherwise consented to or approved in writing by Key, each of the Shareholders agrees that for a period of 60 months the Effective Date, such Shareholder will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in competition with the business or businesses conducted by Hitwell, Key or any affiliate of Key at the Effective Date, or in any service business the services of which are provided and marketed by Hitwell, Key or any affiliate of Key at the Effective Date in any state of the United States, or any foreign country in which Hitwell, Key or any affiliate of Key transacts business on the Effective Date; (ii) request any present customers or suppliers of Hitwell to curtail or cancel their business with Key or any affiliate of Key; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Hitwell, Key or any affiliate of Key or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of Key or any affiliate of Key to terminate his employment. Each of the Shareholders agrees that if either the length of time or geographical area set forth in this Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 3.1 are in addition to any other obligations that the Shareholders may have under the laws of the State of West Virginia requiring an employee of a business or a shareholder who sells his stock in a corporation (including a disposition in a merger) to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. Each of the Shareholders further agrees and acknowledges that Key and its affiliates do not have any adequate remedy at law for the breach or threatened breach by such Shareholder of this covenant, and agree that Key or Any affiliate of Key may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin such Shareholder from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Shareholders acknowledges that the covenants set forth in this Section 3.1 are being executed and delivered by such Shareholder in consideration of the covenants of Key contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.
3.2. Payment of Certain Debts. On or before February 27, 1996, Key shall pay all amounts owed by Hitwell to Commercial Banking & Trust Company under that certain promissory note dated March 18, 1994 in the original principal amount of $310,000 (the "Hitwell Note"). Prior to such payoff, Key shall timely make all monthly payments due under the Hitwell Note. 3.3. Restrictions on Additional Shares. Until the Key Note is paid in full, Key shall not issue any additional shares of Hitwell Common Stock. C:\34ACTREP\EXFILES\EXHIBIT.2D 13
3.4.
Further  Assurances.  From  time to time,  as and when  requested  by any  party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby. ARTICLE 4 INDEMNIFICATION 4.1. Indemnification by Shareholders. In addition to any other remedies available to Key under this Agreement, or at law or in equity, each of the Shareholders shall indemnify, defend and hold harmless Key and its officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach by any of the Shareholders of (or the failure of any of the Shareholders to perform) their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Key by any of the Shareholders under this Agreement or
(ii) Hitwell's relationship with any Terminated Employees on or before the date hereof; provided, however, that the Shareholders shall not be required to so indemnify, defend and hold harmless Key and its officers, directors, employees, agent and stockholders, against and with respect to any Damages incurred as a result of a breach by any of the Shareholders of their respective representations and warranties in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Key by any of the Shareholders under this Agreement for which Key fails to provide written notice of a claim for such Damages to the Shareholders on or before the expiration of the survival period (as specified in Section 5.1 hereof) of the specific representation or warranty alleged to have been breached. 4.2.
Indemnification by Key. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Key shall indemnify, defend and hold harmless each of the Shareholders and his employees and agents against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Key to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Hitwell or any of the Shareholders by or on behalf of Key under this Agreemen; provided, however, that Key shall not be required to so indemnify, defend and hold harmless the Shareholders and their employees and agents against and with respect to any Damages incurred as a result of a breach by Key of any of its representations and warranties in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholders by Key under this Agreement for which the Shareholders fail to provide written notice of a claim for such Damages to Key on or before the expiration of the survival period (as specified in Section 5.1 hereof) of the specific representation or warranty alleged to have been
breached.   C:\34ACTREP\EXFILES\EXHIBIT.2D   14
4.3.   Indemnification
Procedure. In the event that any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 4.1 or Section 4.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 5, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld. 4.4. Offset. The parties hereto agree that if Key shall incur any Damages for which it is entitled to indemnification by the Shareholders pursuant to the terms of this Agreement, Key shall have the right to offset any payments due or to be due under the terms of this Agreement or any other agreement executed in connection herewith, by the amount of the Damages. Such right of offset shall not be considered an exclusive remedy, it being agreed that Key shall also be entitled to exercise any other remedies available to it at law or in equity, including, without limitation, the indemnification rights set forth in this Article 4. In the event of an offset by Key as a result of any C:\34ACTREP\EXFILES\EXHIBIT.2D 15 account
receivable of Hitwell not being collected in breach of the representation of any of the Shareholders in Section 2.1.6 hereof, upon any such offset, Key shall assign to the Shareholders the account receivable subject to offset, and the Shareholders shall thereafter have the right to take any reasonable action to collect such account receivable. In the event of an offset by Key as a result of any inventory of Hitwell being unsalable in the normal course of business in breach of the representations of Hitwell and the Shareholders in Section 2.1.6 hereof, upon any such offset, Key shall convey and transfer to the Shareholders title to such inventory subject to offset. ARTICLE 5 MISCELLANEOUS 5.1. Survival of Representations, Warranties and Covenants. All representations and, warranties, made by the parties hereto shall survive for a period of 24 months from the date hereof, notwithstanding any investigation made by or on behalf of any of the parties hereto; provided, however, that the representations and warranties contained in Section 2.1.11 hereof shall survive until the expiration of the applicable statute of limitations associated with the taxes at issue. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive for a period of 24 months from the date hereof despite any investigation made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive indefinitely without limitation, except as otherwise provided herein. 5.2. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety. 5.3. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument. 5.4. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested. C:\34ACTREP\EXFILES\EXHIBIT.2D 16

If to Key Addressed to: With a copy to: Key Energy Group,  Inc. Porter
& Hedges, L.L.P. Two Tower Center, Tenth Floor 700 Louisiana, 35th Floor East Brunswick, New Jersey 08816 Houston, Texas 77210-4744 Attn: General Counsel
Attention: Samuel N. Allen Facsimile: (908) 247-5148 Facsimile: (713) 228-1331 If to any Shareholder Addressed to: With a copy to: Ed Hitt Bowles Rice McDavid Graff & Love P.O. Box 43 601 Avery Street Parkersburg, West Virginia 26102 Parkersburg, West Virginia 26102 Facsimile: (304) 464-5207 Attention: John S. Bailey Facsimile: (304) 485-7973 Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day. 5.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof. 5.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. 5.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. 5.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of West Virginia. [SIGNATURE PAGE FOLLOWS] C:\34ACTREP\EXFILES\EXHIBIT.2D 17

IN WITNESS  WHEREOF,  the Shareholders
have executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written. KEY ENERGY GROUP, INC. By: \s\ Kenneth C. Hill Name: Kenneth C. Hill Title: Vice President SHAREHOLDERS \s\ Ed Hitt Ed Hitt \s\ Helen Hitt Helen Hitt \s\ Michael
E. Thompson Michael E. Thompson \s\ Edward Monroe, Jr. Edward Monroe, Jr. C:\34ACTREP\EXFILES\EXHIBIT.2D i